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                                                                    Exhibit 10.9

June 14, 2001


Coolsavings.com inc.
360 North Michigan Avenue
Suite 1800
Chicago, Illinois  60601
Attention: Steve Golden

Dear Steve:

     We are writing this letter to you in reference to that certain Lease Agreement dated January 3, 2000 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of March 31, 2000 (the "First Amendment"), and as further amended by that certain Second Amendment to Lease dated as of November 30, 2000 (the "Second Amendment") (the Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the "Lease"), between coolsavings.com inc, as tenant ("Tenant"), and 360 North Michigan Trust, a Delaware business trust, as landlord ("Landlord"), for certain premises comprising approximately 62,408 square feet on the 8th, 11th, 12th, 13th, 14th, 16th, 18th, 19th, 20th and 21st floors of the building commonly known as 360 North Michigan Avenue, Chicago, Illinois (the "Premises").

     All capitalized terms and phrases, unless defined in this letter agreement (the "Agreement"), shall have the specific meanings as are set forth in the Lease.

     Tenant acknowledges that as of the date of this Agreement several defaults by Tenant have occurred under the Lease and are continuing, which include the following: (a) the failure by Tenant to pay to Landlord the Rent due under the Lease as of May 1, 2001; (b) the failure by Tenant to deliver to Landlord an irrevocable, standby letter of credit in the amount of $231,552.00 as required under the terms of the First Amendment; (c) the delivery by Tenant to Landlord of an irrevocable, standby letter of credit bearing reference number 60751358 improperly reducing the face amount during the term of the Lease; (d) the failure by Tenant to deliver to Landlord a replacement letter of credit for the irrevocable, standby letter of credit bearing reference number 60751398 in the amount of $750,000.00; and (e) the failure by Tenant to pay to or deposit with Landlord certain monies relating to tenant improvements for the Premises owed to
(i) Interior Alterations, Inc., the contractor retained by Landlord ("IAI"),
(ii) Gregg & Associates, the engineer retained by Tenant ("Gregg"), (iii) Partners by Design, the architect retained by Tenant ("Partners"), (iv) Commercial Light Company, a subcontractor retained by Tenant ("CLC"), and (v) Advent Systems, Inc., a subcontractor retained by Tenant ("Advent") (individually a "Default" and collectively the "Defaults"). For purposes of this Agreement, during the "Forbearance Period" (as defined below) only, Tenant's future failure to pay any Rent in accordance with the terms of the Lease shall be deemed to be a "Default" as defined in the immediately preceding sentence.

Mr. Steve Golden
June 14, 2001
Page -2-


     Tenant has requested that Landlord forbear exercising its rights and remedies under the Lease or at law or equity with respect to the Defaults.

     Landlord agrees to forbear from exercising its rights under the Lease with respect to the Defaults until the earlier to occur of (a) the date Tenant has cured all of the Defaults; and (b) the occurrence of any "Forbearance Event of Default" (as defined below) (the "Forbearance Period"), subject to the satisfaction of the following conditions:

     (1) Tenant must pay to Landlord, on or before June 30, 2001 and continuing on or before the last day of each successive calendar month during the Forbearance Period, the full amount of the Rent due under the Lease for the month of June, 2001 and for each successive calendar month thereafter, together with any applicable late charges due under the Lease.

     (2) Tenant must deliver to Landlord, on or before June 30, 2001, an irrevocable, standby letter of credit in the amount of $100,000.00 as required under the terms of the First Amendment.

     (3) Tenant must deliver to Landlord, on or before September 30, 2001, an additional, irrevocable, standby letter of credit in the amount of $131,552.00 as required under the terms of the First Amendment.

     (4) Tenant must deliver to Landlord, on or before June 20, 2001, an amendment to or replacement of that certain irrevocable, standby letter of credit bearing reference number 60751358 in the current amount of $703,171.00 maintaining the applicable face amounts as required under the terms of the Lease, and terminating on December 31, 2002. Any subsequent amendment, renewal or replacement of said letter of credit must be delivered to Landlord not less than thirty (30) days prior to the expiration date of said letter of credit. Upon written request therefor, Landlord shall promptly execute and deliver all documents reasonably requested by the issuing bank relating to amending the letter of credit as set forth herein.

     (5) Tenant must deliver to Landlord, on or before June 20, 2001, an amendment to or replacement of that certain irrevocable, standby letter of credit bearing reference number 60751398 in the amount of $750,000.00 maintaining the applicable face amounts as required under the terms of the Lease, and terminating on December 31, 2002. Any subsequent amendment, renewal or replacement of said letter of credit must be delivered to Landlord not less than thirty (30) days prior to the expiration date of said letter of credit. Upon written request therefor, Landlord shall promptly

Mr. Steve Golden
June 14, 2001
Page -3-


          execute and deliver all documents reasonably requested by the issuing bank relating to amending the letter of credit as set forth herein.

     (6) Tenant must pay the sum of $331,473.15 to IAI for tenant improvements relating to the Premises, which amount will be paid in accordance with any payment plan or amendment thereto entered into by Tenant and IAI. Tenant will deliver to Landlord a copy of any such plan and amendment thereto, if applicable. Tenant will not allow any lien to be filed against the Premises by IAI, and if any such lien is filed against the Premises, Tenant will cause it to be removed within thirty (30) days after the date said lien is recorded.

     (7) Tenant must pay the sum of $24,113.99 (plus any applicable finance charges) to Gregg for engineering services relating to the Premises, which amount will be paid in accordance with any payment plan or amendment thereto entered into by Tenant and Gregg. Tenant will deliver to Landlord a copy of any such plan and amendment thereto, if applicable. Tenant will not allow any lien to be filed against the Premises by Gregg, and if any such lien is filed against the Premises, Tenant will cause it to be removed within thirty (30) days after the date said lien is recorded.

     (8) Tenant must pay the sum of $39,596.72 to Partners for architectural services relating to the Premises, which amount will be paid in accordance with any payment plan or amendment thereto entered into by Tenant and Partners. Tenant will deliver to Landlord a copy of any such plan and amendment thereto, if applicable. Tenant will not allow any lien to be filed against the Premises by Partners, and if any such lien is filed against the Premises, Tenant will cause it to be removed within thirty (30) days after the date said lien is recorded.

     (9) Tenant must pay the sum of $151,107.42 to CLC for subcontractor's services relating to the Premises, which amount will be paid in accordance with any payment plan or amendment thereto entered into by Tenant and CLC. Tenant will deliver to Landlord a copy of any such plan and amendment thereto, if applicable. Tenant will not allow any lien to be filed against the Premises by CLC, and if any such lien is filed against the Premises, Tenant will cause it to be removed within thirty (30) days after the date said lien is recorded.

     (10) Tenant must pay the sum of $12,793.00 to Advent for subcontractor's services relating to the Premises, which amount will be paid in accordance with any payment plan or amendment thereto entered into by Tenant and Advent. Tenant will deliver to Landlord a copy of any such plan and amendment thereto, if applicable. Tenant will not allow any lien to be filed against the Premises by

Mr. Steve Golden
June 14, 2001
Page -4-

          Advent, and if any such lien is filed against the Premises, Tenant will cause it to be removed within thirty (30) days after the date said lien is recorded.

     (11) Tenant must pay to Landlord, on or before May 31, 2001, the sum of $10,000.00 as an additional security deposit to be held by Landlord in accordance with the terms of the Lease, which amount will be returned to Tenant at such time as Tenant has delivered to Landlord the letters of credit in accordance with paragraphs 3 and 4 above.

     (12) Tenant's full compliance with the terms and provisions of the Lease and this Agreement, and no new Event of Default (other than the Defaults) occurs under the Lease or this Agreement. The occurrence of any further Event of Default will entitle Landlord to void its forbearance in accordance with the terms of this Agreement, and Landlord will immediately be entitled to enforce its rights under the Lease and to exercise any other rights and remedies available to Landlord at law or in equity.

     The foregoing limited forbearance shall not be construed to impair the ability of Landlord to enforce any such rights, powers or remedies after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period, or during the Forbearance Period for the occurrence of any Event of Default other than the Defaults. Unless earlier terminated in accordance with the terms of this Agreement, Landlord's forbearance, as provided herein, will immediately cease without notice at the end of Forbearance Period, and Tenant at that time must comply with and perform all of the terms, conditions and provisions of the Lease without giving effect to the forbearance set forth herein.

     Landlord's forbearance is further expressly subject to and conditioned upon Tenant's strict compliance with each and every term and provision of this Agreement, and except with respect to the Defaults, Tenant's strict compliance with each and every term and provision of the Lease. Tenant acknowledges and agrees that Landlord has no obligation to extend the Forbearance Period and that Landlord's failure to enforce any or all of its remedies under this Agreement, the Lease, or under law or at equity after the expiration of the current Forbearance Period will not give rise to a further extension of the Forbearance Period absent a written agreement executed by Landlord to extend the Forbearance Period.

     In no event will this Agreement be deemed to be a waiver, except as specifically provided herein, of (i) the enforcement of Landlord's rights with respect to any other Event of Default hereafter arising under the Lease; or (ii) Tenant's compliance with any covenant or provision set forth in this Agreement (a "Forbearance Event of Default").

Mr. Steve Golden
June 14, 2001
Page -5-

     The forbearance set forth in this Agreement is limited precisely as written and, except as expressly set forth herein, neither Landlord's forbearance nor any other term or provisions of this Agreement shall or shall be deemed or construed to (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Lease; (ii) affect, impair, operate as a waiver of or prejudice any right, power or remedy which Landlord may now or hereafter have under the Lease or any other document, agreement, security agreement or instrument executed by an person in connection with or related to the Lease, or at law or in equity, including, without limitation, with regard to any existing or hereafter arising default; (iii) impose upon Landlord any obligation, either express or implied, to consent to any amendment or further modification of the Lease; or (iv) be a consent to any waiver of any existing default (including, without limitation, the Defaults), all such defaults remaining outstanding. Landlord hereby expressly reserves all of the rights, powers and remedies specifically given to Landlord under the Lease or now or hereafter existing at law or in equity.

     Tenant expressly acknowledges and agrees that the Lease (as amended by this Agreement) constitutes the legal, valid and binding obligations of Tenant enforceable in accordance with its terms by Landlord, and Tenant expressly reaffirms each of its obligations under the Lease (as amended by this Agreement). Tenant further agrees that it will not dispute the validity or enforceability of the Lease or any of its obligations thereunder.

     Each party to this Agreement acknowledges that its legal counsel participated in the preparation and drafting of this Agreement, and that each has been or has had the opportunity to be represented by counsel of its own choice throughout all negotiations which preceded the execution of this Agreement, and that they have executed this Agreement with the consent and upon the advice of said counsel. Accordingly, it is agreed that any legal rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply to the interpretation of this Agreement or any amendments hereto to favor any party to this Agreement against the other.

     This Agreement may be signed in any number of counterparts, and each such counterpart shall be deemed an original, and all such counterparts shall together constitute one and the same.

Mr. Steve Golden
June 14, 2001
Page -6-

     If you are in agreement with the foregoing, please execute this Agreement by signing a copy in the space provided below, whereupon this Agreement will become a binding agreement between Landlord and Tenant.


                              Very truly yours,

                              360 NORTH MICHIGAN TRUST,
                              a Delaware business trust

                              By:  MB BEITLER MANAGEMENT CORP.,
                                   its managing agent


                                   By:________________________________



ACKNOWLEDGED AND AGREED TO
as of the ______ day of June, 2001.




Coolsavings.com inc.


By: _____________________________